CERTIFICATION REGARDING JOINT FILING OF
                     SCHEDULE 13D PURSUANT TO RULE 13d-l(k)
                    OF THE SECURITIES AND EXCHANGE COMMISSION


        William L. Richter and Richter Investment Corp. do hereby certify that the Schedule 13D to which this certification is attached as Exhibit 5 is being filed with the Securities and Exchange Commission on behalf of each of the undersigned.

October 5, 2000
                                         RICHTER INVESTMENT CORP.


                                         By: /s/ William L. Richter
                                            ------------------------------------
                                            William L. Richter
                                            President



                                            /s/ William L. Richter
                                            ------------------------------------
                                            William L. Richter